Exhibit 10.68

Amendment to Supply Agreement with Hollister-Stier Laboratories LLC

February 25, 2010

Mr. Wayne Springate
Vice President, Business Development
Hemispherx BioPharma, Inc.
783 Jersey Avenue
New Brunswick, NJ  08901

Re:  Amendment 3 to Supply Agreement, 576-2-10-3 dated December 8, 2005

Dear Mr. Springate:

The purpose of this letter is to amend the above-referenced Supply Agreement.  Except as modified by this Letter Amendment, all other terms and conditions of the Supply Agreement remain in full force and effect.

The parties hereby agree as follows:

1.
The Terms of the Supply Agreement is hereby extended to March 1, 2011 or until a definitive revised Supply Agreement is executed by the Parties, whichever is sooner.  Both parties may agree in writing to further extend the Term.

If you agree that this letter accurately sets forth our understanding, please indicate your acknowledgement and agreement by signing in the space below and returning a fully executed copy of this letter to my attention.

Sincerely,	Agreed and Accepted:
Hemispherx BioPharma, Inc.

/s/ Marcelo Morales
Hollister-Stier Laboratories LLC	/s/ Wayne Springate
Name
Marcelo Morales
CEO & President	Vice President of Operations
Title

March 4, 2010
Date

Cc: Carol Smith Ph.D.